Exhibit 10.5

Amended & restated

EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Amended and Restated Expense Support and Conditional Reimbursement Agreement (the “Agreement”) entered into March 11, 2024, by and between Fidelity Private Credit Company LLC (f/k/a Fidelity Private Credit Central Fund LLC), a Delaware limited liability company (the “Fund”), and Fidelity Diversifying Solutions LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the parties have entered into the Expense Support and Conditional Reimbursement Agreement dated March 10, 2023 (the “Initial Agreement”);

WHEREAS, the parties wish to amend and restate the Initial Agreement in its entirety as hereafter set forth;

WHEREAS, the Fund is a limited liability company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Fund has retained the Adviser to furnish investment advisory services to the Fund on the terms and conditions set forth in the investment advisory agreement, dated May 10, 2023, entered between the Fund and the Adviser, as may be amended or restated (the “Investment Advisory Agreement”);

WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of the Fund that (i) the Adviser shall pay a portion of the Fund’s Other Operating Expenses (as defined below) to the effect that such expenses do not exceed 0.50% (on annualized basis) of the Fund’s average net assets for the 12-month period commencing as of the effective date of the Fund’s election to be regulated as a business development company, (ii) the Adviser may elect to pay an additional portion of the Fund’s expenses from time to time, and (iii) the Fund will be obligated to reimburse to the Adviser such payments at a later date if certain conditions are met.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.
Adviser Expense Payments to the Fund
(a)
For the 12-month period commencing as of the effective date of the Fund’s election to be regulated as a business development company under the Investment Company Act, which occurred on June 1, 2023, (the “Effective Date”), the Adviser shall pay on a monthly basis Other Operating Expenses of the Fund on the Fund’s behalf (each such payment, a “Required Expense Payment”) such that Other Operating Expenses of the Fund do not exceed 0.50% (on annualized basis) of the Fund’s average net assets (“Expense Limitation”). For purposes of this Agreement, “Other Operating Expenses” means the Fund’s professional fees (including accounting, legal, and auditing fees), custodian and transfer agent fees, third party valuation agent fees, insurance costs, director fees, Administration Fees (as defined in the Fund’s Limited Liability Company Agreement (the “LLCA”)), and other general and administrative expenses.
(b)
Upon the termination of the Adviser’s obligation to make Required Expense Payments, the Adviser may elect to pay, at such times as the Adviser determines, certain expenses of the Fund on the Fund’s behalf (each such payment, a “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”). In making a Voluntary Expense Payment, the Adviser will designate, as it deems necessary or advisable, what type of expense it is paying (including, whether it is paying organizational or offering expenses); provided that no portion of a Voluntary Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund.
(c)
The Adviser’s obligation to make a Required Expense Payment shall automatically become a liability of the Adviser and the Fund’s right to receive a Required Expense Payment shall be an asset of the Fund on the last calendar day of the applicable month. Any Required Expense

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Payment shall be paid by the Adviser to the Fund in any combination of cash or other immediately available funds and/or offset against amounts due from the Fund to the Adviser or its affiliates no later than forty-five (45) days after such obligation was incurred.
(d)
The Fund’s right to receive a Voluntary Expense Payment shall be an asset of the Fund upon the Adviser committing in writing to pay the Voluntary Expense Payment. Any Voluntary Expense Payment that the Adviser has committed to pay shall be paid by the Adviser to the Fund in any combination of cash or other immediately available funds no later than forty-five (45) days after such commitment was made in writing, and/or offset against amounts due from the Fund to the Adviser or its affiliates.
2.
Reimbursement of Expense Payments by the Fund
(a)
In consideration of the Adviser’s agreement to make Expense Payments, the Fund hereby agrees to repay the Adviser in the amount of any Expense Payment subject to the limitation that a repayment to the Adviser (an “Adviser Reimbursement”) will be made only if and to the extent that: (i) it is payable not more than three years from the date on which the applicable Expense Payment was made by the Adviser; and (ii) the Adviser Reimbursement does not cause the Fund’s Other Operating Expenses to exceed the Expense Limitation (as applicable). The Adviser may waive its right to receive all or a portion of any Adviser Reimbursement in any particular calendar month. The Fund’s obligation to make an Adviser Reimbursement shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month. The Fund’s obligation to make Adviser Reimbursement payments shall survive the termination of this Agreement.
(b)
The Adviser agrees that it shall look only to the assets of the Fund for performance of this Agreement and for any claims for payment. No directors, officers, employees, agents, or unitholders of the Fund shall be personally liable for performance by the Fund under this Agreement.
3.
Termination and Survival
(a)
This Agreement became effective as of the Effective Date and shall continue in force until November 30, 2024 (the “Initial Term”). This Agreement shall renew automatically for successive one-year terms, unless either the Fund or the Adviser determines to terminate it after the Initial Term and so notifies the other party.
(b)
This Agreement shall automatically terminate in the event of (i) the termination by the Fund of the Investment Advisory Agreement; (ii) the Board of Directors of the Fund makes a determination to dissolve or liquidate the Fund; or (iii) upon a quotation or listing of the Fund’s securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the Fund’s assets to, or a merger or other liquidity transaction with, an entity in which the Fund’s shareholders receive shares of a publicly-traded company which continues to be managed by the Adviser or an affiliate thereof.
(c)
Sections 3 and 4 of this Agreement shall survive any termination of this Agreement. Notwithstanding anything to the contrary, Section 2 of this Agreement shall survive any termination of this Agreement with respect to any Expense Payments that have not been reimbursed by the Fund to the Adviser.
4.
Miscellaneous
(a)
The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

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(b)
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.
(c)
Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. For so long as the Fund is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the Commonwealth of Massachusetts or any of the provisions herein conflict with the provisions of the Investment Company Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Fund to take any action contrary to the Fund’s LLCA, as may be amended or restated, or to relieve or deprive the Board of Directors of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.
(d)
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
(e)
The Fund shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Adviser.
(f)
This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FIDELITY PRIVATE CREDIT COMPANY LLC

By:	/s/ Heather Bonner
Name:	Heather Bonner
Title:	President and Treasurer

FIDELITY DIVERSIFYING SOLUTIONS LLC

By:	/s/ Christopher J. Rimmer
Name:	Christopher J. Rimmer
Title:	Treasurer

[Signature Page to Amended and Restated Expense Support and Conditional Reimbursement Agreement]

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